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                                                                   EXHIBIT 99.2

                     FORM OF NOTICE OF GUARANTEED DELIVERY


                                      FOR



              12 1/2% JUNIOR EXCHANGEABLE PREFERRED STOCK DUE 2009



                                       OF


                            IXC COMMUNICATIONS, INC.


     As set forth in the Prospectus dated December 15, 1997 of IXC Communications, Inc. (the "Company") and the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Company's offer (the "Exchange Offer") to exchange one share of the 12 1/2% Series B Junior Exchangeable Preferred Stock Due 2009, liquidation preference $1,000 per share (the "Old Preferred Stock") that has been registered under the Securities Act of 1933, as amended, for each share of its outstanding 12 1/2% Junior Exchangeable Preferred Stock Due 2009, liquidation preference $1,000 per share (the "Old Preferred Stock") if (i) certificates representing Old Preferred Stock to be tendered for exchange are not immediately available or (ii) if the Old Preferred Stock, the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date (as defined below). Such form may be delivered by an Eligible Institution (as defined below) by hand or transmitted by facsimile transmission, or mail to the Exchange Agent. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.


THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON JANUARY 16, 1998 UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF OLD PREFERRED STOCK MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                  TO: THE BANK OF NEW YORK, THE EXCHANGE AGENT


                  By Mail:                             By Hand or by Overnight Courier:
            The Bank of New York                             The Bank of New York
       Tender and Exchange Department                   Tender and Exchange Department
               P.O. Box 11248                                 101 Barclay Street
           Church Street Station                    Receive & Deliver Window-Street Level
          New York, NY 10286-1248                             New York, NY 10286

                                                                By Facsimile:
                                                                (212) 815-5915
                                                          Attention; Bob Massimillo

                                                            Confirm by telephone:
                                                                (800) 507-9357


     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal to be used to tender Old Preferred Stock is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.
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LADIES AND GENTLEMEN:

     The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate number of shares of Old Preferred Stock set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

     The undersigned understands that tenders of Old Preferred Stock pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time on the Expiration Date. Tenders of Old Preferred Stock may be withdrawn if the Exchange Offer is terminated without any such Old Preferred Stock being exchanged thereunder or as otherwise provided in the Prospectus.

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, legal representatives, successors, assigns, executives and administrators of the undersigned.

            NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

Number of Shares of Old Preferred Stock          Name(s) of Registered Holder(s)
Tendered:

---------------------------------------------   ----------------------------------------------

--------------------------------------------     ---------------------------------------------
                                                             PLEASE PRINT OR TYPE
Certificate No(s). of Old Preferred Stock
(if available):                                  Address:

---------------------------------------------    ---------------------------------------------

                                                 ---------------------------------------------
                                                                   ZIP CODE

---------------------------------------------    Area Code and Tel. No.:

--------------------------------------------     Signature(s) of Registered Holder(s) or
                                                 Authorized Signatory:

                                                 ---------------------------------------------

                                                 ---------------------------------------------

                                                 ---------------------------------------------

                                                 ---------------------------------------------

                                                 Dated:
                                                        --------------------------------------
                                                 If Old Preferred Stock will be delivered by
                                                 book- entry transfer at The Depository Trust
                                                 Company ("DTC"), insert DTC Book-Entry
                                                 Account No. and Transaction Code No.:

                                                 ---------------------------------------------

                                                 ---------------------------------------------

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     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Preferred Stock exactly as its (their) name(s) appear on certificates for the Old Preferred Stock or on a security position listing as the owner of Old Preferred Stock, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)

Name(s):                --------------------------------------------------------------------------------

                        --------------------------------------------------------------------------------

Capacity:               --------------------------------------------------------------------------------

Address(es):            --------------------------------------------------------------------------------

                        --------------------------------------------------------------------------------

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or a commercial bank or trust company having an office or correspondent in the United States or an "Eligible Guarantor Institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the above named person(s) "own(s)" the Old Preferred Stock tendered hereby within the meaning of Rule 10b-4 under the Exchange Act,
(b) represents that such tender of Old Preferred Stock complies with Rule 10b-4 and (c) guarantees that delivery to the Exchange Agent of certificates for the Old Preferred Stock tendered hereby, in proper form for transfer (or confirmation of the book-entry transfer of such Old Preferred Stock into the Exchange Agent's Account at DTC, pursuant to the procedures for book-entry transfer set forth in the Prospectus), with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature and any other required documents, will be received by the Exchange Agent at one of its addresses set forth above within five New York Stock Exchange trading days after the Expiration Date.

     THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND OLD PREFERRED STOCK TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm
             ------------------------------------    -------------------------------------------
                                                                AUTHORIZED SIGNATURE

Address                                              Name
        -----------------------------------------        ---------------------------------------
                                                                   PLEASE PRINT OR TYPE

                                                     Title
-------------------------------------------------         --------------------------------------
                     ZIP CODE

Area Code and Tel. No.                               Date
                       --------------------------         --------------------------------------

Dated: ____________, 199___


NOTE: DO NOT SEND OLD PREFERRED STOCK WITH THIS FORM. OLD PREFERRED STOCK SHOULD
      BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT IT IS RECEIVED BY THE EXCHANGE AGENT WITHIN FIVE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE.

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